Exhibit 99.1

CONMED CORPORATION

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

AGREEMENT, dated as of —, 2014, between CONMED Corporation (the “Company”) and the employee (as herein defined) of the Company or a subsidiary corporation of the Company named on Schedule I (the “Employee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

The parties hereto agree as follows:

1. Grant of Restricted Stock Unit. In accordance with the Plan, there is hereby granted on the date hereof to the Employee restricted stock units (each, a “Unit”) in respect of the number of shares of the Company’s Common Stock set forth on Schedule I hereto under the terms and conditions set forth in this Agreement and the Plan, including Schedule I. A Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Employee, subject to the terms and conditions of this Agreement, a share of the Company’s Common Stock, or, at the option of the Company cash equal to the Fair Market Value thereof, on the Vesting Date (as defined below). Until such delivery, the Employee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.

2. General Vesting and Delivery. Except as to accelerated vesting for death, disability and retirement with the consent of the Committee and as otherwise required as specified in Sections 3 and 4, the Units shall vest and become payable on or no later than 15 days following the date or dates set forth on Schedule I (each, a “Vesting Date”), provided that the Employee has remained employed by the Company through such date or dates.

3. Termination of Employment. Except as provided in Section 4, upon the termination of the Employee’s employment with the Company and its subsidiaries for any reason other than death, disability or retirement with the consent of the Committee, the Employee’s rights in respect of any Units that are not vested shall immediately terminate and such unvested Units shall cease to be outstanding and no shares of the Company’s Common Stock or cash or dividend equivalent payments will be delivered in respect of such unvested Units. In the event that employment with the Company is terminated as a result of the Employee’s death or disability, all unvested Units will immediately become fully vested on the date of such termination. In the event that employment with the Company is terminated as a result of the Employee’s retirement, provided such retirement is with the consent of the Committee, and provided that the Employee is over the age of 65 and has worked with the Company for at least fifteen (15) years, all unvested Units will immediately become fully vested.

4. Change in Control. Notwithstanding anything in the Plan to the contrary, the unvested Units will not automatically vest (and will not automatically be paid out) in the event of a Change in Control, but in the event of a termination of Employee’s employment by the Company other than for Cause or by the Employee for Good Reason, in either case, within two and one half (2.5) years following a Change in Control, all unvested Units will immediately become fully vested (and be paid out) on the date of such termination. In the event of a Change in Control, the Compensation Committee may take any such actions as are permitted under the Plan, including, but not limited to, providing that the Units may be assumed or substituted by the acquiring company (or its parent company); provided that, in the event of a Change in Control in which shareholders of the Company solely receive cash consideration for their shares of Common Stock and the Units are assumed or substituted by the acquiring company (or its parent company), then, unless otherwise determined by the Compensation Committee, the Units will be converted into a right to receive a cash payment equal to the cash consideration per share of Common Stock paid to the Company’s shareholders in the Change in Control transaction. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” means (i) the willful and continued failure of Employee to perform substantially his duties with the Company (other than any such failure resulting from Employee’s incapacity due to physical or mental illness or any such failure subsequent to Employee being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Employee by the Board of Directors of the Company (the “Board”) which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee’s duties, or (ii) the willful engaging by Employee in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates. For purpose of this paragraph (a), no act or failure to act by Employee shall be considered “willful” unless done or omitted to be done by Employee in bad faith and without reasonable belief that Employee’s action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company or upon the instructions of the Company’s chief executive officer or another senior officer of the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Employee a copy of a resolution duly adopted by three–quarters (3/4) of the entire Board (excluding Employee if Employee is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) or (ii) has occurred and specifying the particulars thereof in detail.

(b) “Good Reason” means, without Employee’s express written consent, the occurrence of any of the following events after a Change in Control: (i) (A) any change in the duties or responsibilities (including reporting responsibilities) of Employee that is inconsistent in any material and adverse respect with Employee’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities); provided, however, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities (other than reporting responsibilities) that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph (b) or (B) a material and adverse change in Employee’s titles or offices with the Company as in effect immediately prior to such Change in Control; (ii) a material reduction by the Company in Employee’s rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target), as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; (iii) any requirement of the Company that Employee (A) be based anywhere more than fifty (50) miles from the office where Employee is located at the time of the Change in Control or (B) travel on Company business to an extent substantially greater than the travel obligations of Employee immediately prior to such Change in Control; or (iv) the failure of the Company to continue in effect any material employee benefit compensation welfare benefit or fringe benefit plan in which Employee is eligible to participate in immediately prior to such Change in Control or the taking of any action by the Company which would materially adversely affect Employee’s contribution level or ability to participate in or materially reduce Employee’s benefits under any such plan, unless Employee is permitted to participate in other plans providing Employee with substantially equivalent benefits in the aggregate (at substantially equivalent Employee contribution levels with respect to welfare benefit plans). An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Employee shall not constitute Good Reason. Employee’s right to terminate employment for Good Reason shall not be affected by Employee’s incapacities due to mental or physical illness and Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that such event shall not constitute Good Reason under this Agreement unless (i) Employee provides notice to the Company within the ninety (90) days following the initial existence of an event constituting Good Reason, (ii) the Company does not remedy such event (if remediation is possible) within thirty (30) days following the Company’s receipt of notice of such event, and (iii) Employee separates from service with the Company within two (2) years following the initial existence of such an event constituting Good Reason.

5. No Dividend Equivalents. With respect to each Unit, if, prior to the Vesting Date, there occurs a distribution of any regular cash dividend paid by the Company in respect of the Common Stock the record date for which occurs on or after the Vesting Date, the Employee shall not be entitled to receive on the Vesting Date an amount in cash or stock equal to such regular dividend payment as would have been made in respect of the shares of the Company’s Common Stock underlying the Unit not yet delivered.

6. Withholding. The vesting and payment of the Unit is conditioned on the Employee’s payment of the amount of the federal, state and local taxes, if any, required to be withheld and paid by the Company as a result of such vesting and payment by check or, with the approval of the Committee, by the Company’s retaining the number of shares of Common Stock, the fair market value of which is equal to the minimum amount required to be withheld, or, at the option of the Company, cash.

7. Authority. The Committee shall have final authority to interpret and construe this Agreement and to make all determinations thereunder, and its decisions shall be final, binding and conclusive upon all persons, including the Employee and the Employee’s legal representative.

8. Amendment. This Agreement may not be amended in any manner, except by an instrument in writing signed by the parties hereto.

9. Transferability. The Units are not assignable or transferable, and no right or interest of the Employee shall be subject to any lien, obligation or liability of the Employee, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit the Employee to transfer the Unit to one or more of his immediate family members (i.e., his spouse and issue, including adopted and step children) or to trusts established in whole or in part for the benefit of the Employee and/or one or more of such immediate family members. During the lifetime of the Employee, the Unit shall be payable only by the Employee or by the immediate family member or trust to whom such Unit has been transferred pursuant to the immediately preceding sentence.

10. No Rights of Employment. This Agreement shall not be construed as giving the Employee any right to continue in the employ of the Company or any subsidiary or limit in any way the rights of the Company, or any subsidiary, to terminate employment of the Employee at any time.

11. Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with the payment of the Units constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of laws provisions hereof.

13. Successors. This Agreement shall be binding upon the Company and the Employee and their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

The parties hereto have executed this Restricted Stock Unit Agreement effective as of the date first set forth above.

CONMED CORPORATION

By:
Daniel S. Jonas – Executive Vice President
Legal Affairs & General Counsel

Attest:

Terence Berge - Treasurer, Assistant Corporate Controller

Accepted and Agreed by:

By:
Employee

SCHEDULE I

TO

RESTRICTED STOCK UNIT AGREEMENT

with

[Name]

[                ]

Aggregate Number of

Units

Vesting Date	Percentage of Units Vested and Delivered After That Date
[ ]	0%
[ ]	20%
[ ]	40%
[ ]	60%
[ ]	80%
[ ]	100%

This Schedule is subject to Sections 2, 3 and 4 of the Agreement with respect to vesting.

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